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                                                              EXHIBIT 1.A.(3)(c)


ESTATE INVESTOR COMMISSIONS

March 10, 1993


                              Commission Schedule

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A. Percent of Premium                                       MLLIC    MLLICNY
On minimum premium                                          95.00%   55.00%
Above minimum until 10 base premiums paid                   3.00%     3.00%
Excess over 10 base premiums                                3.00%     1.50%

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B. Percent of Investment Base (Trail)                       MLLIC   MLLICNY
Beginning of Policy Year 1                                  0.00%   0.00%
Beginning of Policy Years 2 and After                       0.11%   0.00%

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C. Chargebacks


1.  Free Look/Surrender/Lapse
Chargebacks are only assessed on the commission paid on the minimum premium. The chargeback is 100% of the 95% commission (55% MLLICNY) on surrenders in the first policy year, and 50% on surrenders in the second policy year.

2.  Trail commissions
Trail commissions are not subject to chargeback.